                                 Exhibit 4.10

                                                         AMENDMENT ("Amendment")
                                                     dated as of August 28, 2000
                                                     between FIBERNET TELECOM
                                                     GROUP, INC. ("Company"),
                                                     SIGNAL EQUITY PARTNERS,
                                                     L.P. (formerly known as
                                                     Signal Capital Partners,
                                                     L.P.), as the Majority in
                                                     Interest of the Purchasers
                                                     ("Signal"), and NORTEL
                                                     NETWORKS INC. ("Nortel")
                                                     (each term as defined
                                                     herein), to the
                                                     Stockholders Agreement
                                                     dated as of May 7, 1999 (as
                                                     amended by the Amendment
                                                     dated as of June 30, 2000,
                                                     and the Amendment dated
                                                     July 28, 2000, the
                                                     "Stockholders Agreement")
                                                     by and among the Company
                                                     and the Stockholders (as
                                                     defined in the Stockholders
                                                     Agreement) listed therein
                                                     ("Stockholders").

                  WHEREAS, pursuant to Section 17 of the Stockholders Agreement, the Company, Nortel and Signal, as the Majority in Interest, have the right to modify the Stockholders Agreement; and

                  WHEREAS, the Company, Nortel and Signal, as the Majority in Interest, wish to amend the Stockholders Agreement.

                  NOW, THEREFORE, the parties agree as follows:

         Section 1.  Definitions.  Capitalized terms used and not otherwise
                     -----------
defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

         Section 2. Agreement to Amend. Pursuant to Section 17 of the
                    ------------------
Stockholders Agreement, the Company, Nortel and Signal hereby agree to amend the Stockholders Agreement as provided herein.

         Section 3.  Amendments.
                     ----------

           (a) Section 1 (Definitions) of the Stockholders Agreement shall be amended by adding in the following definition:

                  "Privately Negotiated Sale" shall mean a transaction between a
                   -------------------------
Stockholder and an unrelated party, negotiated on an arm's length basis other than on a securities exchange, in the over the counter market or on the Nasdaq National Market.

            (b) Section 2 (Limitations on Transfers of Stock by Stockholders) of the Stockholders Agreement shall be amended and restated in its entirety as follows:
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              "(a) The Stockholders shall not, at any time during the term of this Agreement, Transfer any Stock without first complying with the provisions of Sections 4 and 6; provided, that a Stockholder may Transfer Stock to another
                     --------
member of the Group of such Stockholder without complying with Sections 4 and 6 if the recipient of such Stock shall agree in writing with the parties to this Agreement to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Stockholder. Any Transfer made or attempted to be made in contravention of the terms of this Section 2 shall be null and void;

              (b) Notwithstanding anything to the contrary in this Agreement, each Stockholder hereby agrees that it shall not Transfer any Stock for a period of one (1) year after June 30, 2000 (the "Company Lock-Up"); provided, however,
                                                             --------  -------
that (i) if a Stockholder enters into an agreement at the request of the managing underwriter(s) (the "Managing Underwriter") of a Qualified Public Offering (the "Underwriter Lock-Up Agreement"), and (ii) the Company's common stock registered pursuant to the Qualified Public Offering commences trading on the Nasdaq National Market or any other national securities exchange, the Stock subject to the Underwriter Lock-Up Agreement shall no longer be subject to the Company Lock-Up upon the termination or release of that Stock from the Underwriter Lock-Up Agreement pursuant to the terms of such Underwriter Lock-Up Agreement; and provided, further, that a Stockholder may Transfer Stock to
               --------  -------
another member of the Group of such Stockholder if the recipient of such stock shall agree in writing with the parties to this Agreement to be bound by and comply with all applicable provisions of this Agreement and be deemed to be a Stockholder;

              (c) Each Stockholder agrees to enter into an Underwriter Lock-Up Agreement upon the request of the Company or the Managing Underwriter; provided,
                                                                       --------
however, the Stockholder shall not be obligated to enter into such agreement
-------
unless all of the executive officers and directors, and certain principal stockholders listed on Annex I hereto, of the Company have entered into similar
                      --------
agreements; and

              (d) In the event that a Stockholder enters into an Underwriter Lock-Up Agreement pursuant to Sections 2(b) or (c) above, the Company agrees that, at the request of any such Stockholder, it will waive the Company Lock-Up for such requesting Stockholder in connection with one sale, to be consummated prior to September 30, 2000, of up to 30 % of such Stockholder's Stock in a Privately Negotiated Sale; provided, however, that the Privately Negotiated Sale
                           --------  -------
shall not be effective unless (i) the Managing Underwriter shall have granted a waiver to such Stockholder pursuant to the Underwriter Lock-Up Agreement in connection with such sale, and (ii) the person or entity acquiring such Stock shall become a party to the Stockholders Agreement (including, without limitation, the Company Lock-Up), the Underwriter Lock-Up Agreement and the Registration Rights Agreement and shall have all rights, and shall observe all obligations, then applicable to the selling Stockholder in connection therewith."

              (c) Section 8 (Irrevocable Proxy) of the Stockholders Agreement shall be amended and restated in its entirety as follows:

              "(a) Each Founding Stockholder hereby grants to the Managing Purchasers and their assignees an irrevocable proxy coupled with an interest (the "Proxy") attached hereto as

                                       2
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Exhibit B to vote the Founders Shares at each and all meetings of the
---------
stockholders of the Company, to execute and otherwise to exercise any consensual rights with respect to such Founders Shares to the same extent and with the same effect as each of the Founding Stockholders could do under any applicable agreement or instrument or any applicable laws or regulations governing the rights and powers of stockholders of the Company (collectively, the "Proxy
                                                                     -----
Rights"); provided, that the exercise of any Proxy Rights requires the consent
------    --------
of the majority of the Managing Purchasers unless, in the sole judgment of the Majority in Interest that in order to protect its investment, the Majority in Interest requires the sole right to exercise the Proxy Rights in which case the Majority in Interest shall upon 10 days written notice to each other Managing Purchaser have the sole right to exercise the Proxy Rights until the Majority in Interest, in its sole discretion, shall deem otherwise. Anything contained in the preceding sentence to the contrary notwithstanding, the Proxy shall automatically terminate without further action upon the earliest to occur of (i) the valid and enforceable Transfer of all Stock owned by such Stockholder, (ii) the valid and enforceable Transfer of any Stock owned by such Stockholder in a Privately Negotiated Sale pursuant to the provisions of Section 2(d) of this Agreement (a "Permitted Privately Negotiated Sale"); provided, that,
                                                     --------
contemporaneously with such Permitted Privately Negotiated Sale, such Stockholder shall grant to the Managing Purchasers and their assignees the Proxy attached hereto as Exhibit B with respect to the Proxy Rights of any and all
                   ---------
Founders Shares not Transferred by such Stockholder in such Permitted Privately Negotiated Sale, (ii) a Qualified Public Offering or (iii) three years from the date hereof. The Managing Purchasers shall have the right to assign the Proxy to any of their Affiliates."

         Section 4.  Governing Law.  This Amendment shall be governed by and
                     -------------
construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).

         Section 5. Successors and Assigns. This Amendment shall bind and inure
                    ----------------------
to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

         Section 6.  Headings.  The headings of this Amendment have been
                     --------
inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

         Section 7. Entire Agreement. This Amendment, the Stockholders Agreement
                    ----------------
and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

         Section 8.  Counterparts.  This Amendment may be executed in any number
                     ------------
of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 9. NO OTHER AMENDMENTS. EXCEPT AS EXPRESSLY AMENDED, MODIFIED
                    -------------------
AND SUPPLEMENTED HEREBY, THE PROVISIONS OF THE CONTRACT ARE AND WILL REMAIN IN FULL FORCE AND EFFECT AND, EXCEPT AS EXPRESSLY PROVIDED HEREIN, NOTHING IN

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

THIS AMENDMENT WILL BE CONSTRUED AS A WAIVER OF ANY OF THE RIGHTS OR OBLIGATONS OF THE PARTIES UNDER THE CONTRACT.

                                   * * * * *

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

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                                FIBERNET TELECOM GROUP, INC.


                                                By: /s/ Michael S. Liss
                                                    -----------------------
                                                    Name:
                                                    Title:



                                                SIGNAL EQUITY PARTNERS, L.P.

                                                By: Signal Equity Advisors, L.P.
                                                Its: General Partner

                                                By: Signal Equity Advisors, Inc.
                                                Its: General Partner


                                                By: /s/ Timothy P. Bradley
                                                    -----------------------
                                                    Name:
                                                    Title:



                                                NORTEL NETWORKS INC.


                                                By: /s/ Robert D. Beiter
                                                    -----------------------
                                                    Name: Robert D. Beiter
                                                    Title:  Director, Customer
                                                    Finance

                                    Annex I

Concordia Telecom Management, L.L.C.
Metromedia Fiber Network Services, Inc.
Nortel Networks Inc.
Signal Equity Partners, L.P.

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